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                                                                   EXHIBIT 10.11

                                 LEASE AGREEMENT

BY THIS LEASE AGREEMENT (hereinafter referred to as the "Lease") made and entered into as of the 31st day of December, 2002, by and between LATEL, LLC, an Illinois limited liability company, of 1200 Network Centre Drive, Suite 3, Effingham, Illinois 62401 (hereinafter referred to as "Lessor"), and Consolidated Market Response Inc., of 121 South Seventeenth Street, Mattoon, Illinois 61938, (hereinafter referred to as "Lessee"), and in consideration of the mutual covenants, terms, conditions and benefits contained herein, IT IS HEREBY AGREED THAT:

1. PROPERTY LEASED:

      (a) Lessor hereby leases and conveys to the Lessee on an absolute triple net basis and Lessee hereby leases and accepts on an absolute triple net basis from Lessor certain real estate legally described at
            Article 1(b) below, together with the buildings and improvements located thereon (hereinafter referred to as the "Premises").

      (b)   The Premises is legally described as:

               TRACT 1: Commencing at the Northwest corner of the Southwest Quarter of Section 15, Township 12 North, Range 9 East of the 3rd PM, Coles County, Illinois, thence measure on azimuth from true North 89 degrees 37 minutes along the North line of said Southwest Quarter, 1435.03 feet; thence azimuth 179 degrees 37 minutes a distance of 78.35 feet to the South right of way line of F.A. Route 17, now known as Route 16, to the Point of Beginning; thence azimuth 179 degrees 37 minutes a distance of
               130.35 feet, thence azimuth 269 degrees 37 minutes a distance of
               201.9 feet; thence azimuth 359 degrees 37 minutes a distance of
               130.11 feet to the South right of way line of said F.A. Route 17 now known as Route 16; thence azimuth 89 degrees 33 minutes 00 seconds along said South right of way line 201.9 feet to the Point of Beginning, City of Charleston,

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               County of Coles, State of Illinois; being commonly referred to as
               700 West Lincoln Avenue, Charleston, Illinois.

               TRACT 2: Commencing at the Northwest corner of the Southwest Quarter of Section 15, Township 12 North, Range 9 East of the 3rd PM, Coles County, Illinois, thence measure on azimuth from true North 89 degrees 37 minutes 00 seconds along the North line of said Southwest Quarter, 1435.03 feet; thence azimuth 179 degrees 37 minutes 00 seconds a distance of 78.35 feet to the South right of way line of F.A. Route 17, now known as Route 16, to the Point of Beginning; thence azimuth 179 degrees 37 minutes 00 seconds a distance of 130.35 feet; thence azimuth 269 degrees 37 minutes a distance of 201.9 feet; thence azimuth 179 degrees 37 minutes 00 seconds a distance of 171.3 feet to the North line of University Heights Subdivision, 337.03 feet; thence azimuth 359 degrees 33 minutes 00 seconds a distance of 301.8 feet to the South Right of way line of F.A. Route 17, now known as Route 16; thence azimuth 269 degrees 33 minutes 00 seconds along the said South right of way line 134.8 feet to the Point of Beginning, City of Charleston, County of Coles, State of Illinois, being commonly referred to as 700 West Lincoln Avenue, Charleston, Illinois.

2. TERM: The initial term of this Lease shall be one (1) year, beginning on the 31st day of December, 2002 (hereinafter referred to as the "Commencement Date") and ending at 12 o'clock midnight on a date Three Hundred Sixty Five (365) Days thereafter (hereinafter referred to as the "Term"); provided, however, that this Lease shall renew, at the option of the Lessee, and extend for additional successive terms of one (1) year each (hereinafter referred to as the "Renewal Term") provided that there shall not be more than ten (10) renewal terms so that this

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Lease shall not extend beyond December 30, 2013, unless Lessee serves Lessor with written notice of Lessee's intent to terminate this Lease not less than one
(1) year before the expiration of the Term, or any subsequent Renewal Term thereafter; provided, however, that anything contained herein to the contrary notwithstanding, Lessee shall have the right to terminate this Lease at any time during the Term or any Renewal Term(s) of this Lease (hereinafter referred to as the "Lessee's Early Termination Right") by giving Lessor one (1) year prior written notice. If Lessee gives Lessor written notice of Lessee's exercise of Lessee's Early Termination Right, then this Lease shall terminate one (1) year after the date of said notice.

3. RENTAL: Lessee shall pay to Lessor as rent for the Premises an annual rent of Two Hundred Sixteen Thousand Eight Hundred Forty Three and 90/100 Dollars ($216,843.90) in twelve monthly installments of Eighteen Thousand Seventy and 33/100 Dollars ($18,070.33) for the first year of the Lease (hereinafter referred to as the "Rent"), the first monthly installment (including the last two calendar days of December, 2002) of the Rent shall be paid in advance on the 2nd day of January, 2003, and each monthly installment thereafter being due and payable in advance on the 1st day of each month thereafter. Rent, on an annual basis, shall be allocated as stated in Exhibit B. If this Lease is renewed and extended as provided for in Paragraph 2 above, then the Rent payable for each such Renewal Term shall be increased by two and one-half percent (2-1/2 %).

4. USE OF PREMISES: The Premises are leased for the purpose of an office facility and parking lot facilities and are not to be used for any other purpose without first having secured the written consent of the Lessor, which consent shall not be unreasonably withheld. No use of the building shall be made which would increase the insurable risk of the building for fire and extended coverage insurance.

5. PUBLIC REQUIREMENTS: Lessee, at Lessee's sole expense, shall comply with all laws, regulations, rules, ordinances, governmental orders and other public requirements now and hereafter affecting the Premises or the use thereof, including but not limited to all recorded covenants and restrictions, if any. Lessee shall save and hold Lessor harmless from any and all

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loss, liability, demand, cost, expense, damage, suit, cause of action, claim, or attorney fee arising out of Lessee's failure to comply with all laws, regulations, rules, ordinances, governmental orders and other public requirements now and hereafter affecting the Premises or the use thereof, including but not limited to all recorded covenants and restrictions, if any. In the furtherance of, and not in limitation of, Lessee's obligations under the foregoing paragraph, throughout the terms of this Lease, Lessee shall do or cause to be done all things necessary to preserve and keep in full force and effect any and all permits required for the conduct of its business and operations during the Term and any subsequent Renewal Term(s).

6. ASSIGNING AND SUBLEASING: Lessee shall not sublet the Premises or any part thereof and Lessee shall not assign, transfer, pledge, mortgage or otherwise encumber the Premises or this Lease, or any portion of the Term or Renewal Term(s) thereof, without the prior written consent in each instance of Lessor, and Lessee shall furnish to Lessor with each request a copy of such proposed instrument, which such consent shall not be unreasonably withheld. The withholding of consent shall be deemed reasonable if the requested assignment or sublease that is likely to be detrimental to the Premises or adjacent property, or occupants thereof, or is likely to be more hazardous on account of fire or otherwise, or creates wear and tear to the Premises in excess of the business purpose for which the Premises is leased hereunder, shall be are herein leased.

7. INSURANCE--LESSEE:

      (a) Lessee shall, throughout the term of this Lease, maintain fire and extended coverage insurance with owners, landlords and tenants endorsement on the Premises leased in an amount equal to the full insurable value thereof, in a company or companies rated Best A or better, and naming Lessor and Lessor's mortgagee or mortgagees as additional insureds.

      (b) Lessee shall, at its expense, during the term hereof, maintain and deliver to Lessor general liability insurance policy with owners, landlords and tenants endorsement with respect to the premises naming Lessor and Lessor's mortgagee or mortgagees as

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            additional insureds, with limits of at least $2,000,000 for injury or death to any one person and $2,000,000 for any one accident, and $1,000,000 with respect to damage to property.

      (c) Said policies of insurance shall be in whatever form and with such insurance companies as are reasonably satisfactory to Lessor, and shall provide for at least ten days' prior notice to Lessor of cancellation. At least ten days before any such policy expires, Lessee shall supply Lessor with a substitute therefore, together with evidence that the premiums therefore have been paid. If Lessee fails to do so, Lessor may procure such policies or pay such premiums. In such case, all amounts so paid by Lessor, with interest thereon at the rate of 4% over Wall Street Journal's published prime rate as published from time to time per annum, shall be added to the next monthly Rent installment coming due, and shall be collected as additional Rent.

      (d) Lessee shall be solely responsible for its equipment, furniture, fixtures, inventory and other personal property located on the Premises and shall be solely responsible for carrying whatever insurance it desires with respect to such property.

      (e) Lessor and Lessor's mortgagee, if any, shall at all times be named as an additional insured on all policies of insurance required by this Lease and Lessee shall provide to Lessor and Lessor's mortgagee, if any, a current certificate showing compliance with this covenant, provided that Lessor shall have notified Lessee in writing of the name and address of such mortgagee. Each policy of insurance shall require notice to Lessor and Lessor's mortgagee prior to cancellation.

8. TAXES: Lessee shall pay all real property taxes, personal property taxes and special assessments lawfully levied against the Premises during the Term or any Renewal Term of this Lease. In the event of termination of this Lease, taxes shall be prorated between Lessor and Lessee, based on number of days the Lessee is in possession of the Premises. Lessee shall have the right to contest the amount or validity, in whole or in part, of any tax by appropriate

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proceedings diligently conducted in good faith. If the provisions of any law or regulation then in effect so require, Lessor shall join in such proceedings.

9. MAINTENANCE BY LESSEE: Lessee shall, at its expense, maintain, repair, clean, and keep in good care and condition the entire Premises and appurtenances thereto, including but not limited to, the interior of the Premises, the exterior of the Premises, the roof of the Premises, all doors and windows of the Premises, all heating, ventilating, plumbing, air conditioning, electrical systems, communication and data transfer systems, and mechanical systems, all structural aspects of the Premises, interior and exterior walls, parking lots, sidewalks, landscaping, and shall keep the same in good repair free from filth, mold, overloading, danger of fire, nuisance, or infestation of pests or vermin. Lessee shall maintain and replace any plate glass, windows, glass doors, or other glass in the building. Lessee shall conduct a continuing program of preventive maintenance covering the walls, roof, doors, windows, interior and exterior of the Premises, and all heating, ventilating, plumbing, air conditioning, electrical systems, communication and data transfer systems, and mechanical systems in the Premises, including but not limited to regular service and maintenance by competent tradesmen. Lessee shall be solely responsible for the care, control and maintenance of inside air quality in the Premises. Lessee shall not permit any waste of the Premises. At the expiration or other termination of this Lease, Lessee shall return the premises to Lessor in a clean condition and in as good condition as when received by Lessee, except only for normal wear and use, damage by fire, explosion or other insured casualty. Lessee shall, at its expense, keep the sidewalks, parking lots, and lawns and landscaped areas of the Premises in a clean condition from debris. Lessee shall, at its expense, maintain in good repair the parking lot and sidewalk areas. Lessee shall, at its expense, provide for snow and ice removal, grass mowing, and landscaping maintenance. If Lessee fails to do anything required of Lessee in this paragraph within a reasonable time, Lessor may, at Lessor's option, perform the same at Lessee's expense.

10. ALTERATIONS AND ADDITIONS: With the prior, written consent of the Lessor, which such consent shall not be unreasonably withheld, the Lessee may, at its sole expense, make

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non-structural additions, improvements, or modifications to the interior of the building on the premises for the convenient conduct of its business. All such changes shall be made in a good and workmanlike manner and in accordance with applicable codes and regulations, including but not limited to applicable municipal building codes, fire codes, and the American's With Disabilities Act. Lessee shall have the right to install such machinery, equipment, and business and trade fixtures as it deems necessary, and such items shall remain the property of Lessee and shall be removed at the termination of this Lease; provided, however, that the Lessee shall repair any damage caused by the installation, use or removal of any such machinery, equipment, and business and trade fixtures within thirty (30) days after termination of this Lease. If any such machinery, equipment, and business and trade fixtures remain on the Premises after said thirty (30) day period, Lessor may (a) deem all or a portion of such property abandoned by Lessee and title to such property shall thereupon transfer to Lessor; or, (b) remove all or a portion of such property from the Premises at the Lessee's expense and the Lessee shall pay to Lessor the expenses incurred by Lessor in removing, storing, and disposing of such property with ten
(10) days after notice as provided herein.

11. LESSOR'S RIGHT OF ENTRY: Lessor, or Lessor's Agent, may enter upon the Premises at reasonable hours upon reasonable notice to Lessee to examine and inspect the Premises and to do anything required of Lessor hereunder or which Lessor may deem necessary for the protection of the Premises. Lessor may, during the last 90 days of this Lease, display a sign offering the Premises for sale or for lease, which sign may be affixed in a conspicuous place on the Premises. Neither Lessor nor any of Lessor's agents who enters upon the Premises shall disclose to any person or entity any information, observations, data, or visual impressions regarding the trade secrets or other confidential business information of Lessee.

12. SIGNS AND ADVERTISEMENTS: Lessee is hereby granted the privilege of erecting signs on the front of the Premises, including in the front and side yards of the Premises, subject to applicable laws, ordinances, and regulations, including but not limited to ordinances of the municipality in which the Premises are located and restrictive covenants on the Premises

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relating to signs, if applicable. All such signs may advertise the Lessee's business only. No revenue producing signs shall be permitted on the Premises, and Lessee shall not allow, assign, lease or convey any right to any third person to place any sign or advertisement on the Premises. Lessee shall not paint any messages, signs or advertising directly on the improvements located on the Premises, or otherwise deface, damage or overload the Premises. Lessee shall remove all signs at the termination of this Lease, and shall repair any damage to the Premises caused by signs or the removal of the signs at Lessee's sole cost and expense. Anything contained herein to the contrary notwithstanding, Lessor expressly reserves the right and privilege to lease a portion of the Premises for the purposes of erecting signs or advertisements which did not unreasonably impair or interfere with the right of the Lessee to use the Premises, and which do not compete with the business of the Lessee.

13. LIABILITY: Lessee hereby releases, waives and relinquishes all claims against the Lessor, and Lessee hereby assumes all risks and agrees to indemnify and hold Lessor harmless from and against any loss, liability, claim, demand, cause of action, costs, damage or expense done or occasioned by or from any plumbing, wiring, gas, water, steam, sprinkler system, equipment or other pipes, or the bursting, leaking roof, door or window, leaking or running of any tank, washstand, water closet, waste pipe or other articles in, above, upon or about the Premises, or for damage occasioned from or by water, snow, or ice being upon or about the Premises. Lessor and Lessee hereby expressly waive any cause of action or right of recovery which either may have hereafter against the other for any loss or damage to the premises, or to the contents thereof, from all claims and liabilities arising from or caused by any hazard that are covered by a standard fire insurance policy with extended coverage and "all risk" endorsement on the Premises or on the contents thereof, to the extent of any amounts actually received. Lessee agrees to save and hold Lessor harmless from any and all loss, liability, claim, damage, suit, cause of action, demand, or expense arising from any injury (including death) to persons or damage to property occurring in, on or about the Premises, except to the extent caused by the negligence of the Lessor, its agents and employees.

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14. DAMAGE BY CASUALTY: If, during the Term or any Renewal Term(s) or this Lease and in the sole judgment of Lessor, the Premises suffer damage by fire, explosion, or any other casualty (a) to the extent that the Premises cannot reasonably be repaired within 180 days after date of such damage; or, (b) to the extent the Premises cannot be economically repaired, then this Lease shall, at the option of Lessor, terminate as to that portion of the Premises so damaged without penalty to Lessor as of the date of such damage and the Rent allocated to that portion of the Premises so damaged shall cease as of the date of such damage, and Lessee shall forthwith surrender that portion of the damaged
Premises to Lessor; provided, however, that this Lease shall continue in full force and effect as to the remainder of the Premises. If this Lease is not so terminated, then Lessor shall repair the Premises as soon as reasonably practicable. It is further agreed that the period for reconstruction shall be extended for such time during which strikes, riots, civil commotion, governmental intervention, acts of God, or any other contingency beyond Lessee's control shall delay the construction. In case of such damage, whether this Lease is thereby terminated or not, Lessor shall not do anything to hinder or delay Lesses's work or repair, and will cooperate with Lessee in the performance of such repair or work. Lessor shall not be liable to Lessee for any business interruption, loss, liability, property damage, personal injury or inconvenience to Lessee, or Lessee's employees, agents or contractors by making repairs to any part of the Premises, or for any restoration to the Premises made by Lessee. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that any or all of the insurance proceeds be applied to such indebtedness, then Lessor shall have the right to terminate this Lease without penalty by delivering written notice of termination to Lessee, whereupon all rights and obligations hereunder shall cease and terminate. Any allocation to Rent required under this Lease shall be made in accordance with the Allocation
Schedule in Exhibit B, as adjusted on a pro rata basis for subsequent increases of rent.

15. DEFAULT:

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      A.    Any of the following shall constitute a default by Lessee:

            1. Failure to cure any breach or violation of any covenant, term, obligation or condition of this Lease within twenty (20) days after being notified of such breach or violation by Lessor.

            2. The filing of a bankruptcy petition by Lessee.

            3. The appointment of a receiver for Lessee.

            4. The filing of involuntary petition in bankruptcy, or for reorganization, against the Lessee.

            5. Execution by the Lessee of an assignment for the benefit of creditors.

            6. The actual or threatened sale, conveyance or assignment of Lessee's leasehold interest hereunder.

      B. If Lessee commits an event of default, Landlord may, at its election:

            1. Declare a forfeiture, terminate this Lease, accelerate the entire balance of unpaid Rent and declare same immediately due and payable;

            2. Immediately and without delay re-enter and take possession of the Premises, using such force as may be necessary without the same being deemed a trespass or forcible entry;

            3. Remove all Lessee's personal property and fixtures from the Premises without liability for damage thereto, and may sell the same and apply the proceeds thereof, first, against the cost and expenses of such removal or sale, next to the costs of cleaning and restoring of the Premises and, next against the unpaid Rent due hereunder; or

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            4. Relet the premises, without such action being deemed an acceptance of a surrender of this Lease or a termination of Tenant's liability hereunder, upon such terms as it may see fit, and apply the proceeds thereof, first, against the cost and expenses, legal or otherwise, incurred as a result of the default, next against the retaking of possession and the cleaning and restoring of the Premises, next against the costs of reletting the Premises, and then against the unpaid Rent due hereunder.

      C. The rights and remedies provided herein shall be cumulative, and Lessor's election of one shall not exclude the exercise any other provided herein. Furthermore, the Lessor may proceed and file an action at law or in equity to enforce this Lease, and the Lessor expressly reserves any and all rights and remedies afforded the Lessor at law or in equity. No failure by Lessee to insist upon the strict performance of any term or condition of this Lease or to exercise any right or remedy available on a breach or default thereunder, and no acceptance of full or partial Rent during the continuance of any such breach or default shall constitute a waiver of any such breach or default of any such term or condition. No term or condition of this Lease required to be performed by Tenant, and no breach or default thereof, shall be waived, altered, or modified, except by a written instrument executed by Lessor. No waiver of any breach or default shall affect or alter any term or condition in this Lease, and each such term or condition shall continue in full force and effect with respect to any other then existing or subsequent breach or default thereof.

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16. EMINENT DOMAIN: If eminent domain proceedings result in the partial condemnation of the Premises thereby leaving part of Premises usable by Lessee for the purposes of its business, then this Lease shall not terminate and the Rent for the remainder of the Term or Renewal Term(s) of this Lease shall be reduced by the amount that the usefulness of the Premises has been reduced, if any, for the business purposes of Lessee. If eminent domain proceedings resulting in the total condemnation of the Premises, then this Lease shall terminate and the Rent shall be prorated as of the date of such termination and Lessee shall pay such prorated sum immediately and Lessee shall have no claim against Lessor, and the Lessee hereby waives and releases the Lessor from any such claim, loss or liability, for any damages resulting from the condemnation of the Premises and the Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease. Lessee hereby assigns and transfers to Lessor any and all claims it may have to compensation for damages as a result of any condemnation by eminent domain.

17. UTILITIES: Lessee (a) shall contract in its own name; (b) shall pay for all deposits, fees, costs, expenses and charges for; and, (c) shall be solely responsible for any and all water, sewer, gas, heat, oil, electricity, fuel, telephone and other utilities used in or serving the Premises during the Term or any Renewal Term(s) of this Lease.

18. MECHANIC'S LIENS: Lessee shall not permit any mechanic's liens, or other liens, to be placed upon the Premises or any building or improvement thereon during the term hereof as a result of Lessee's actions, and in case of the filing of any such lien, Lessee shall promptly pay same; provided, however, that Lessee shall have the right to contest the validity or amount of any such lien upon posting security in the form or a surety bond or letter of credit with Lessor which in Lessor's sole discretion and judgment is adequate to pay and discharge any such lien in full if held valid. Lessee shall have sixty (60) days after filing of any such lien to pay the lien or post security as provided for above. If default in payment of the lien shall continue for thirty (30) days after notice thereof from Lessor to Lessee, Lessor shall have the right and privilege at Lessor's option of paying the lien or any portion thereof without inquiry as to the validity thereof,

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and any amounts so paid, including expenses and interest, shall be immediately due and payable by Lessee to Lessor and shall be paid promptly upon presentation of bill therefore.

19. MORTGAGES AND ESTOPPEL CERTIFICATES: This Lease shall be subject and subordinate to any mortgage or deed of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon; provided that Lessee and the holder of such mortgage or deed of trust shall have entered into a non-disturbance and attornment agreement in form and content reasonably acceptable to such parties. Subject to the foregoing, Lessee shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any such mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage. Lessee shall at any time and from time to time, upon not less than thirty (30) days' prior request by Lessor, execute, acknowledge and deliver to Lessor, a statement in writing certifying that (i) this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and identifying the modifications), (ii) the dates to which the Rent and other charges have been paid, and (iii) so far as the person making the certificate knows, Lessor is not in default under any provisions of this Lease (or if there are defaults, specifying the defaults). It is intended that any such statement may be relied upon by any person proposing to acquire Lessor's interest in this Lease or the Premises, or any prospective mortgagee of, or assignee of any mortgage upon such interest or the premises.

20. ENVIRONMENTAL COVENANTS AND WARRANTIES: Lessee, at Lessee's sole expense, shall comply with all applicable federal, state and local laws, regulations, or ordinances pertaining to air and water quality, special waste, hazardous waste or hazardous materials, waste disposal, air emissions, and other environmental matters, and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Lessor or Lessee with respect to any of the foregoing.

21. INDEMNIFICATION: Lessee shall indemnify, defend, and hold Lessor harmless from any and all loss, liability, claims, suits, causes of action, expenses, costs, judgments,

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damages, penalties, or fines (including, without limitation, diminution in value of the premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the premises and reasonable sums paid in settlement of claims, reasonable attorney's fees, reasonable consultant fees, and reasonable expert fees) arising out of Lessee's or Lessee's employees, agents or contractors, use or activities on the Premises. Lessee shall indemnify, defend, and hold Lessor harmless from any and all loss, liability, claims, suits, causes of action, expenses, costs, judgments, damages, penalties, or fines (including, without limitation, diminution in value of the premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the premises and reasonable sums paid in settlement of claims, reasonable attorney's fees, reasonable consultant fees, and reasonable expert fees) arising out of air quality, existence of mold or other airborne condition, or arising out of any deficiency arising out of heating, ventilation and air conditioning causing abnormal or harmful air quality, mold or other airborne condition in the Premises. This indemnification of Lessor by Lessee includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local government agency or political subdivision because of release of or existence of any special waste, hazardous waste, or hazardous material in, on, or under the Premises or groundwater in, on, under, or migrating to or from the Premises. Without limiting the foregoing, if the release or presence of any special waste, hazardous waste, or hazardous material on the Premises is caused or permitted by Lessee or its employees, agents or contractors, Lessee shall promptly take all actions at its sole expenses as are necessary to return the Premises to the condition existing prior to the release of any such special waste, hazardous waste or hazardous material to the premises; provided, however, that Lessor's approval of such actions shall first be obtained. The foregoing indemnity shall survive the expiration or termination of this Lease.

22. The submission of this Lease to Lessee shall not be construed as an offer and Lessee shall not have any rights with respect thereto unless Lessor executes a copy of this Lease and delivers the same to Lessee.

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23. Lessee shall agree to amend this Lease to conform to any reasonable requests of Lessor's lender or lenders so long as such amendment or amendments do not adversely affect Lessee's rights pursuant hereto or increase Lessee's duties with respect hereto.

24. WAIVER: A waiver by Lessor or Lessee of any default or breach hereunder shall not be construed to be a continuing waiver of such default or breach, nor as a waiver or permission, expressed or implied, of any other or subsequent default or breach.

25. NOTICES: All notices required under this Lease shall be sent by registered or certified mail or by express overnight delivery as follows:

    To Lessor:    LATEL, LLC
                  C/O Agracel
                  1200 Network Centre, Suite 3
                  Effingham, IL 62401

    To Lessee:    Consolidated Market Response Inc.
                  C/O Illinois Consolidated Telephone Company
                  Attn: Chief Financial Officer
                  121 South Seventeenth Street
                  Mattoon, Illinois 62401

Notices so mailed or delivered shall be deemed duly served and given upon deposit with the U.S. Postal service or overnight courier, as applicable, postage or delivery fee prepaid, addressed as above indicated.

26. SUCCESSORS: All of the terms, covenants and conditions of this Lease shall apply and inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise provided herein.

27. QUIET POSSESSION: Lessor covenants with Lessee that said Lessee, on paying the Rent herein required to be paid and upon the full, faithful and timely performance of each and every covenants herein contained, shall and may peaceably and quietly have, hold and enjoy the premises during the term of this Lease, except for those existing tenant's in possession of part of the Premises under certain lease agreements held by Lessor and identified in Exhibit A, which the Lessor shall assign to Lessee contemporaneous with the execution of this Lease.

28. PROCUREMENT OF THIS LEASE: Each of the parties hereto certifies that no broker or leasing agent independent of the parties has been involved in the negotiation of this Lease.

29. ATTORNEY'S FEES: If any action at law or in equity shall be brought to enforce any of the covenants, terms or conditions of this Lease, the prevailing party shall be entitled to recover from the non-prevailing party the prevailing party's costs, expenses and reasonable attorney's fees, the amount of which shall be fixed by the court, and shall be made a part of any judgment or decree rendered incurred in such enforcement of this Lease.

30. LEASE CONSTITUTES ENTIRE CONTRACT: This Lease shall constitute the entire agreement between the parties. Any prior understandings, agreements, negotiations or representations of any kind preceding the date of this Lease and not contained herein are hereby discharged and shall not be binding upon either party except to the extent incorporated in this Lease by a written modification agreement signed by each party or an authorized representative of each party and attached hereto. Lessor and Lessee agree that this Lease shall not be recorded in the public records; provided, however, that a "Memorandum of Lease" in usual and customary form shall be executed and acknowledged by the Lessor and Lessee, and the Lessee may record same in the public records.

31. LESSOR'S OPTION TO EXTEND LEASE:. In the event that during the Term or any Renewal Term of this Lease (i) Lessee or an entity that directly or indirectly controls Lessee engages in an public offering of its common equity securities; or (ii) there is a change of control of Lessee or an entity that directly or indirectly controls Lessee; or (iii) there is a Board Shift Event or Put Breach Event under the Homebase Acquisition LLC Limited Liability Company Agreement, then Lessor shall have the option to convert the term of this Lease to a fixed term of six (6) years commencing on the date the option is exercised. Except as otherwise provided in this section, upon Lessor's conversion to a fixed term, all terms, conditions and covenants of the Lease shall remain in full force and effect; provided that Lessee's Early Termination Right shall be suspended for said six (6) year term. The term "control" or "controlling" as used herein shall mean the ownership of fifty percent (50%) or more of the voting securities of an entity. The term "change of control" as used herein shall mean the acquisition after the date hereof, directly or indirectly, by one or more persons or group of persons (other than one or more affiliates of Richard Lumpkin or Lessor) of "control" of Lessee.

      IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease or have caused it to be executed by its respective authorized representatives that affixed below next to their respective signatures. Each of the persons executing this Lease represent that they are authorized to execute the same on behalf of the party for whom they have executed hereafter.

LESSEE:  CONSOLIDATED MARKET RESPONSE INC.

BY: /s/ JANICE HESTER                                      DATE: 12/31/2002
    -----------------------------
     JANICE HESTER, ITS ASSISTANT TREASURER

ATTEST: /s/ STEVEN L. GRISSOM                              DATE: 12/31/2002
        ---------------------
          STEVEN L. GRISSOM, ITS ASSISTANT SECRETARY

LESSOR:  LATEL, LLC, AN ILLINOIS LIMITED LIABILITY COMPANY

BY: /s/ JOHN M. SCHULTZ                                    DATE: 12/31/2002
    --------------------
       JOHN M. SCHULTZ, PRESIDENT, AGRACEL, INC., MANAGING MEMBER

ATTEST: /s/ MICHAEL MUMM                                   DATE: 12/31/2002
        --------------------
         MICHAEL MUMM, SECRETARY, AGRACEL, INC., MANAGING MEMBER

                                 LESSEE'S NOTARY

STATE OF ILLINOIS )
                       ) ss.
COUNTY OF COLES   )

      I, the undersigned, a Notary Public, in and for said county, in the state aforesaid, DO HEREBY CERTIFY that JANICE HESTER, personally known to me to be the Assistant Treasurer of Consolidated Market Response Inc., and STEVEN L. GRISSOM, personally known to me to be the Assistant Secretary of Consolidated Market Response Inc., and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such Assistant Treasurer and Assistant Secretary they signed and delivered the said instrument as Assistant Treasurer and Assistant Secretary of said corporation, pursuant to authority given by the Board of Directors of said Corporation as their free and voluntary act and as the free and voluntary act and deed of said Corporation for the uses and purposes therein set forth.

      Given under my hand and notarial seal this 31st day of December, 2002.

                                                     /s/ Sandra K. Oye
                                                     -------------------
                                                     Notary Public

                                 LESSOR'S NOTARY

STATE OF ILLINOIS )
                         ) ss.
COUNTY OF COLES   )

      I, the undersigned, a Notary Public, in and for said county, in the state aforesaid, DO HEREBY CERTIFY that JOHN M. SCHULTZ, personally known to me to be the President of Agracel, Inc., Managing Member of Latel, LLC., an Illinois limited liability company, and MICHAEL MUMM, personally known to me to be the Secretary of Agracel, Inc., Managing Member of Latel, LLC., an Illinois limited liability company, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such President and Secretary they signed and delivered the said instrument as President and Secretary of said company, pursuant to authority given by the Board of Directors of said Corporation, as their free and voluntary act and as the free and voluntary act and deed of said company for the uses and purposes therein set forth.

      Given under my hand and notarial seal this 31st day of December, 2002.

                                                  /s/ Robert G. Grierson
                                                 -----------------------
                                                  Notary Public

THIS INSTRUMENT PREPARED BY:

Taylor Law Offices, P.C.
Matthew R. Hortenstine
122 East Washington Avenue
Effingham, Illinois 62401
217-342-3925

                                    Exhibit A

1. Lease dated 1, 2000 between Consolidated Market Response Inc., as Landlord, assigned to LATEL, LLC by Assignment dated December 31, 2002, and Westaff, as Tenant;

2. Lease dated January 1, 1994 between Consolidated Telemarketing of America Inc, as Landlord, now known as Consolidated Market Response Inc. assigned to LATEL, LLC by Assignment dated December 31, 2002, and Sarah Bush Lincoln Health Center, as Tenant

3. Lease dated November 25, 1993 between Consolidated Telemarketing of America Inc, as Landlord now known as Consolidated Market Response Inc. assigned by LATEL, LLC by Assignment dated December 31, 2002, and Illinois Consolidated Telephone Company, as Tenant

                                    Exhibit B

Tract 1 and Tract 2 of the Premises:                 $216,843.90

                         TOTAL:                      $216,843.90

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